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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

                                                                          Page 1


                                Jaffoni & Collins
                             Moderator: Stuart Rose
                                  June 3, 2003
                                06/03/03 10:00 CT

Operator:             Ladies and  gentlemen,  thank you for standing by. Welcome to the Rex Stores First Quarter Results  Conference  Call.
                      During the  presentation,  all  participants  will be in a listen-only mode.  Afterwards,  we will conduct a question and answer  session.  At the time, if you have a question,
                      please   press  the  "1"  followed  by  the  "4"  on  your
                      telephone.   As  a  reminder,  this  conference  is  being
                      recorded Tuesday, June 3rd, 2003. The speakers for today are Mr. Doug Bruggeman, Vice President of Finance, and Mr.
                      Stuart Rose, Chief Executive Officer. Please go ahead, Mr.
                      Rose.

Stuart Rose:          Thank you, operator. I'd like to welcome everyone to
                      our first quarter conference call. As people have seen by the press release, we're pleased to announce a same-store sale increase of 5 percent which is a turnaround from the past few quarters. And again, it's caused by a large increase in high-definition-ready big screen televisions.
                      That's become, by far, our biggest growth area, and the prices of those items have come down significantly, which has allowed them to become affordable to many of our customers.

                      As people have noticed, operating profit was down slightly. The biggest reason for that was that we changed and started going back to television advertising, and we also chose to increase our commissions in a period of time where other people are cutting back commissions or taking salesmen off commission. We want to do whatever we can to attract the very best in the industry. So, we actually increased our commission, so we think that has a lot to do with our large increase in high-definition-ready television. And again, to show the operating profit we did, and to show the earnings per share we did during these tough economic times when other people are showing large same-store sale decreases caused by war, weather, whatever, and some times large operating losses. We're happy to report that earnings --

                      In terms of synthetic fuel, that was down a little bit, but it was still a strong number. And again, we're limited partners in that synthetic fuel operation and with that -- it's an asset that's still returning unbelievable returns for our investment, something that North Carolina Power and Light, the head partner, is keeping in good production. We're happy to see that number.






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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

                                                                          Page 2

                      In terms of the other big number, a different number on our balance sheet to gain on the sale of real estate, that was a closed store. Again, we've been fortunate enough, again, when we closed the store, to report a gain on the sale, whereas many companies report losses on the sale. This is related to our strategy of owning properties versus leasing properties in a period of greatly rising property values. We think our strategy there is, again, something that sets us apart from the rest of the industry.

                      In terms of how things have gone since the end of the quarter, we continue to show nice same-store sale increases. They have actually increased for the period of time a little bit over the -- they're doing a little better than that 5 percent that we reported for the first quarter. So, we're happy with that. Again, we caution everyone, this is air conditioning season so, depending on the weather, depending on whether it gets hot or not, that can drastically change same-store sales one way or another. With that, I'll leave the conference call open to questions.

Operator:             Thank you. Ladies and gentlemen, if you'd like to register a question, please press the "1" followed by the "4" on your telephone. You will hear a three-tone prompt to acknowledge your request. If your question has been answered and you'd like to withdraw your registration, please press the "1" followed by the "3." If you are using a speakerphone, please lift your handset before entering your request. One moment please, for the first question.

                      The first question will come from the line of Scot Ciccarelli with Gerard Klauer Mattison. Please go ahead.

Scot Ciccarelli:      Hi, guys.

Stuart Rose:          Hi Scot, how are you?

Scot Ciccarelli:      Good, Stu. Couple of questions. First of all,
                      on the HDTV side, can you give us an idea of what percentage of your product mix that is today -- I know TVs themselves are a big segment, but you know, what is digital television, what is big screens, etc?

Stuart Rose:          Doug, do you want to go ahead?

Doug Bruggeman:       Yeah, that's fine. Scot, in general, television sales have grown to be a little bit more than 50 percent of our overall sales so far this fiscal year in the first quarter, and high-definition-ready TVs are about half of our total television sales.

Scot Ciccarelli:      Okay.  And that's on a dollar basis, right, Doug?

Doug Bruggeman:       That is correct.

Scot Ciccarelli:      Okay. And then another question regarding the
                      operating expenses, you know, what we're seeing there.
                      Stu, you mentioned increasing commissions obviously, as well as increasing advertising. I know that's something you kind of alluded to before. How much of that may have been front-end loaded and how much of that is continuing?
                      What is the game plan and what shall we expect to see on the operating expense side going forward?

Stuart Rose:          We are running roughly the same amount of television, give or take, and I believe it's planned; some of it gets preempted, that type of thing; or, sometimes we get extra.
                      But it would be my thinking right now to go with about the same dollar amount per month. And again second quarter with the air conditioning and everything else, it's usually a little bit stronger quarter anyway, as I alluded to earlier. At least for the first month and few days, comps have accelerated a little bit on a percentage basis, that should be going down.





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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

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Scot Ciccarelli:      Okay. And can you just give us an idea of, you know, what
                      that increase was on a year-over-year basis on the advertising, now that you've moved to television?

Stuart Rose:          Sure, I think Doug can give you that.

Doug Bruggeman:       Scot, the increase for the quarter was somewhere between
                      $500,000 and $600,000 in advertising cost.

Scot Ciccarelli:      Okay. So, it's pretty meaningful, I got it. Okay. And then the last question is, can you guys give us an update regarding the synthetic fuel, what we're seeing, you know.
                      I know there's an audit going on, you've been putting money into an escrow account. How should we be thinking about that just in terms of, you know, kind of going forward and what is the latest info you have on that?
                      Thanks.

Stuart Rose:          The latest info is no change, that it is just a routine
                      audit, that no findings whatsoever been brought out one way or another. And again, the proof is in the pudding.
                      We're limited partners, but the fact that our general partner is still producing like they are producing indicates that they're comfortable that things -- it cost them a lot of money to produce this product. If for some reason, there's a problem in the audit and they don't get the tax credits as they expect to get, or it doesn't generate the tax credits that it's expected to generate -- so, they're still producing at a very, very strong clip.
                      We also have another partnership that is not being audited, to the best of our knowledge and that one is producing also very, very strongly. That one is -- we're partners with Sempra Energy. So, we feel real good about that whole part of our business right now.

Scot Ciccarelli:      Now, is that the segment, you know, from Sempra that we
                      see kind of flowing into the cash flow, with the stuff from Empire going into the escrow account?

Stuart Rose:          No, the part from Sempra we use to offset -- to lower our
                      own -- we use that tax credits to lower our own tax rate, Scot. The other one, the one that's from Florida Progress or North Carolina Power and Light, whatever you want to call it, that one, part of it goes into escrow and part of it is unescrowed. That's why it's --.

Scot Ciccarelli:      I'm just confused how that's determined. What do you
                      determine what goes into escrow and what doesn't?

Stuart Rose:          What goes into escrow is basically -- we had three
                      separate sales which are outlined -- they're pretty complicated and we really don't know --

Doug Bruggeman:       They're outlined in the Q.

Stuart Rose:          In the Q, but the sale of the first one right now is not
                      escrowed. The second and third sales, we sold them each in three separate transactions. The second and third sales are escrowed, per their rights in the agreement.

Scot Ciccarelli:      Got it.  Okay.  Thanks, guys.

Doug Bruggeman:       Thanks, Scot.  Appreciate it.

Operator:             The next question will come from the line of (Buzz Zaino)
                      with Royce & Associates. Please go ahead.

Stuart Rose:          Hi Buzz.

(Buzz Zaino):         Hi, Stu. On the non-TV business, you know, earlier
                      experience may have been that air conditioning is weak and (overly) weak in -- I think in terms of the East coast generally has been cooler than normal.

Stuart Rose:          Yes, it has been cold in parts of the country. On the
                      other hand, we didn't have a great early air conditioning season last year so, we're doing just fine in that category right now.

(Buzz Zaino):         And the general appliances?






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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

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Stuart Rose:          General appliances are, again, we seem to be doing fine
                      there too. They haven't been -- that's a more stable business than -- I'd say a little bit more stable anyway, than the rest of the business. And it's doing not dramatically great or anything, but margin seems to be up in that business and the volume would not include air conditioning, since the first quarter seems to be holding its own.

(Buzz Zaino):         Has the early success of HDTV created traffic in the
                      stores leading to sales of other products from --.

Stuart Rose:          It certainly helps a lot in accessory products needed to
                      hook up -- that is, one of our major suppliers, Recoton, actually went bankrupt over the quarter. And believe it or not that, we're going to use that as a positive for ourselves. That gives us a chance to go in and talk to a bunch of different vendors and we play one up against the other. And so, that category, we're actually more excited than ever about right now, and that's probably the biggest thing that you get out of high-definition.

(Buzz Zaino):         All right.

Stuart Rose:          In terms of extra business, that's in accessory business.

(Buzz Zaino):         Do you do any service, hook ups, installation, that sort
                      if stuff?

Stuart Rose:          No, we do sell service policy, so, and that also -- is a
                      good product for (that).

(Buzz Zaino):         Sure.  Thanks very much.

Stuart Rose:          Sure, my pleasure.

Operator:             The next question will come from the line of Rick Shea
                      (Shea) with (Vardon). Please go ahead.

(Rick Shea):          Hi, Stuart.

Stuart Rose:          Hi.  How are you?

(Rick Shea):          Good.  How are you?

Stuart Rose:          Good, thanks.

(Rick Shea):          Just give us some thought as to how you're seeing the
                      change in price points affect demand for the large screen and HDTV-ready TV?

Stuart Rose:          I can only you give you my personal feeling and that's --

(Rick Shea):          Yeah, (indiscernible)

Stuart Rose:          Once we got under $2000 for a 16 x 9 50-inch television,
                      the business started to fly. At that point, you could buy a 16 x 9 high-definition-ready set for not much more than what people thought they would have to spend on a regular big screen, and that's really what's made the difference.
                      That's the price to me that makes all the difference in the world.

(Rick Shea):          Under $2000.

Stuart Rose:          Under $2000 for 50-inch or above.

(Rick Shea):          Right.

Stuart Rose:          And 16 x 9.

(Rick Shea):          What's the extent of the businesses under that price now?

Stuart Rose:          I don't know exactly.

(Rick Shea):          Okay.

Stuart Rose:          I'm not sure.  It is significant, though.  It's a lot.

(Rick Shea):          Okay. What are your thoughts on that price curve between
                      now and holiday?

Stuart Rose:          I don't think -- I think it's going to go down, but
                      that's -- what will happen -- that's still the magic price. I think you'll be able to get even a bigger set for the money. It wouldn't surprise me if some manufacturers
                      -- 57-inch becomes $1999.

(Rick Shea):          Uh-huh.

Stuart Rose:          In fact, I would be surprised if it didn't.





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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

(Rick Shea):          Okay.

Stuart Rose:          All right?

(Rick Shea):          Yeah, thanks a lot.

Stuart Rose:          Sure, my pleasure.

Operator:             As a reminder to register for question, please press the
                      "1" followed by the "4" at this time. Once again, to ask the question, please press the "1" followed by the "4".
                      The next question will come from the line of Bob McDorman with Investment Counselors. Please go ahead.

Bob McDorman:         Stuart?

Stuart Rose:          Hi Bob.  How are you?

Bob McDorman:         Pretty good.  Can you hear me?

Stuart Rose:          Sure.

Bob McDorman:         I have two questions. Number one, you may have addressed
                      this and I went out of the room for a minute. The other synthetic fuel plant that you bought, is that still sitting around unused in --

Stuart Rose:          Right now, we're dismantling it, we have a letter of
                      intent with an operator. It is not a binding contract yet, and so, but we have someone that we are talking to, and we have hopes to have them operate the plant for us, where we will receive some type of tax credits and some type of royalty. And again, we're going full steam ahead on that.
                      It's not just sitting there.

Bob McDorman:         When would that might -- if this agreement goes forward
                      when --`

Stuart Rose:          When will it go forward, when will that happen?

Bob McDorman:         Yes.

Stuart Rose:          Towards the end of this year would be when -- towards the
                      end or early next year would be my guess when production would start.

Bob McDorman:         Okay. And then the other --.

Stuart Rose:          And that plant again, the investment versus the potential
                      return is huge for all shareholders, should it happen.
                      Should it not happen, the risk of the investment is not huge. Go ahead, Bob.

Bob McDorman:         I was wondering if you -- couple of things. Number one,
                      given the share repurchases over the years, which is reasonably timely, and the number of outstanding options relative to the shares outstanding is huge, the flow has been reduced. I was wondering if the new tax law has any effect on your feelings on dividend distributions as opposed to share repurchases or --.

Stuart Rose:          Well, the only reason -- to me it's always been a
                      dividend. The only reason I like share repurchases still, although it's much more marginal -- before, it was a no-brainer, but you still lower the number of shares outstanding when you do a share repurchase versus a dividend. And so, by doing that, if you spend your money that way, instead of just dividending it out, your future earnings become much higher, your future -- I should say earnings per share - become much higher. And so to me, that's still an advantage, although it's not the huge advantage it was when the tax rates were so high on dividends. So, it's something we'll have to look at very closely and decide. The disadvantage of a share repurchase, which we've been able to take care of through splits, is that you lower your float. That's the downside.
                      On the other hand, that could be taken care of also through a split.

Bob McDorman:         Did anybody ask about the big increase in inventory, is
                      that the timely purchase?

Stuart Rose:          Yeah, as you probably know, Bob, our industry has had a
                      rough times the first quarter. A lot of people are reporting way lower sales than they expected and that's caused a lot of cancellations, and we're there to pick up the pieces. We try very hard to be the manufacturer's preferred supplier to do that. We don't destroy them in the marketplace. We try to have -- we tried, when they sell to us, to sell it in an orderly basis. We take their overstocks. We take their canceled orders. In return, we ask for much lower price and we think we've gotten that.
                      So, we'll see what happens.





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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

Bob McDorman:         All right, thanks.

Stuart Rose:          I think we - this is something we've been doing for --
                      I've been doing for over 20 years and its something we think that we do that's both good for us and good for our suppliers.

Operator:             Next question will come from the line of Scot Ciccarelli
                      with Gerard Klauer Mattison. Please go ahead.

Stuart Rose:          Hi Scot.

Scot Ciccarelli:      Hey guys. Just a follow-up or two. How much of the
                      inventory or, I guess, both inventory and inventory increase is centered on the big screen televisions and HD-ready TVs?

Stuart Rose:          Doug, do you --?

Doug Bruggeman:       I don't have a number readily available, Scot.

Stuart Rose:          I can just tell you, since I do the television purchasing, that there have been oppurtunistic buys in that category, as well as every other category on the video side.

Scot Ciccarelli:      All right. Let me ask in a different way. Do you think
                      inventory is roughly skewed to what the sales mix is?
                      Are we heavier, lighter in any particular categories?

Stuart Rose:          I would say it's skewed -- probably we're a little
                      bit heavier. It's been a slight bit more - a little bit heavier in video than we are in what I call video camcorder, and I'm just talking on the video side right now, a little bit more skewed heavily in camcorder, that type of product, the video side, than we are in television side. But the stuff that we have -- the purchases we've made based on current prices -- look extremely good right now.

Scot Ciccarelli:      Okay. And then the other question was a follow-up on a
                      statement you made earlier, Stu, about the properties you guys own. How many of your stores do you actually own as oppose to lease today? And then what's that average rate on the mortgage debt -- with the implication -- are we potentially going to get additional benefits down the road from additional re-fis, etc?
                      Thanks.

Stuart Rose:          Doug.

Doug Bruggeman:       Yeah. We own currently about a 153 of our stores, Scot.
                      We've pretty much refinanced everything last year, and
                      most of what we've done is taking them to a variable
                      rate at this point. So, you know, going forward, I don't
                      really see much more savings on refinancings, you
                      know, we did that about a year ago and did about a good
                      --.

Stuart Rose:          They are variable rate, which means they should be a lower rate over the last year, I would guess.

Doug Bruggeman:       Yeah, that is correct. And we have started to anniversary
                      that here in the first quarter because we wrapped that up last year in the first quarter.

Scot Ciccarelli:      Okay.  And what is that --

Stuart Rose:          One thing I wanted to say, Scott, related to owning our
                      properties -- that's turned out to be huge edge because real estate prices today are just doing -- good, topnotch commercial real estate is -- when you can't find it -- the raw land costs are going way, way up, even in small cities. So, we actually have decreasing occupancy costs, whereas our competitors, if they do have good locations and they did lease stores have, at a minimum, cost-of-living increases. And if they have to leave their stores and do a lease somewhere else, so they're looking at huge increases.

Scot Ciccarelli:      Right. Okay. And then the last one is just a housekeeping
                      item. What was cash flow from operations?

Doug Bruggeman:       We have not put that out yet. Scot, we'll put that in the
                      Q.

Scot Ciccarelli:      Can you give us an idea?

Doug Bruggeman:       From operations, actually, I mean there is probably a use
                      there because of the build in inventory, you know, probably in the range of $9 million to $10 million. Again, because of the build in inventory.

Scot Ciccarelli:      Okay.  All right.  Thanks, guys.





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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

Stuart Rose:          Thanks, Scott.

Operator:             The next question will come from the line of (Todd
                      Turchetta) with TGT Capital. Please go ahead.

(Todd Turchetta):     Hi  Stuart.  Hey, Doug.

Stuart Rose:          Hi, Todd.

(Todd Turchetta):     Following-up on the buyback. Now that you're down to
                      200,000 shares and the stock's up a little bit, are there any -- I may have a tax question after this, the tax changes verus dividend versus stock buyback --

Stuart Rose:          Yeah.

(Todd Turchetta):     -- but is there any plan to authorize anymore, if you do
                      get done with that, or is the stock --?

Stuart Rose:          I imagine, if you look at our history, we seem to --
                      a lot depends on the stock price, but we've been very successful both for us and our shareholders, buying in shares. It allows -- and so, I would -- There's nothing in our thinking that has changed just because we're getting down on that authorization. There's nothing in our capital structure as such that, should we decide to increase it, there's no major change in our thinking that would stop us from doing that.

(Todd Turchetta):     Okay.  Thank you.

Stuart Rose:          Okay.

Operator:             The next question will come from the line of (Rick Shea)
                      with (Vardon). Please go ahead.

Rick Shea:            Stuart, I just want to follow up on the synthetic fuel
                      plans you talked about in terms of -- you don't have a binding agreement, but you're in process?

Stuart Rose:          Right, we're in process. We're working with someone
                      very closely to try and basically do what we've done in the other partnerships -- allow us to not be the general and allow someone else to run it, someone else to find a site for it and everything, and we would just receive income or tax credits or both.

Rick Shea:            Could you just give us some sense of the order of
                      magnitude?

Stuart Rose:          We're not at that point now.

Rick Shea:            Okay.

Stuart Rose:          I wouldn't want to put in any numbers in on that yet.
                      We're not there.

Rick Shea:            Do you consider it material?

Stuart Rose:          I would say it would be -- certainly material to the
                      limited partnership (line).

Rick Shea:            Okay. And is there any sort of time horizon over which we
                      would think that this might happen?

Stuart Rose:          Yeah, I would hope that if it does happen, it'll happen
                      and be up and operating either -- hopefully late this year, probably more realistic, the first quarter of next year.

Rick Shea:            Okay.

Doug Bruggeman:       To follow up on Scot's earlier question. I've looked on
                      the balance sheet. We actually had an increase in accounts payable, so that actually will probably result in -- not a cash use, but a cash flow from operating activities. And I don't have that calculation done yet, so
                      I will defer answering that till we get the Q filed.

Rick Shea:            Right.  Thanks.

Operator:             The next question will come from the line of Bernard
                      Robinowitz with Smith Barney. Please go ahead.

Bernard Robinowitz:   Yeah.  Hi, Stuart.  Bernie.

Stuart Rose:          Hi Bernie, how are you?






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                                                               Jaffoni & Collins
                                                          Moderator: Stuart Rose
                                                               06-03-03/10:00 CT
                                                          Confirmation # 6138266

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Bernard Robinowitz:   How are you?  Good quarter.

Stuart Rose:          Thanks, Bern.

Bernard Robinowitz:   Congratulations. I may have missed something, I've been in and out. Did you talk about store openings and the strategy there and where the stores might be and whether you changed in any way this strategy of your openings?

Stuart Rose:          I think I -- you didn't miss anything, but our
                      strategy has been right now, during the economic times, to slow down on the openings and just concentrate on same-stores. As you saw, we were able to increase same-store sales 5 percent in the first quarter and we think that's a healthier way -- If we can do it that way right, during these times, that's the smartest thing to do. Long-term, our strategy has not changed a bit, it's to be the largest and to dominate the small towns in the United States.

Bernard:              Very good.

Stuart Rose:          Thanks, Bernie.

Bernard:              Yeah.

Operator:             Gentlemen, I'm showing no further questions at this time.
                      Please continue with your presentation or any closing remarks you may have.

Stuart Rose:          Right. Well, we just want to thank everyone for their
                      support and thank you very much for listening. I appreciate it very much. Bye.

Operator:             Ladies and gentlemen, that does conclude your conference
                      call for today. We thank you for your participation and ask that you please disconnect your line.